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             ALLIANCE MORTGAGE STRATEGY TRUST, INC.

                      ARTICLES OF AMENDMENT

(Changing its Name to Alliance Limited Maturity Government Fund,
Inc.)


         Alliance Mortgage Strategy Trust, Inc., a Maryland corporation having its principal place of business in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

         SECOND: The name of the corporation (hereinafter called the "Corporation") is Alliance Limited Maturity
         Government Fund, Inc.


         SECOND: The amendment of the charter of the Corporation as herein set forth has been duly approved by the Board of Directors in the manner required by law and the charter of the Corporation.

         THIRD: These Articles of Amendment shall be effective immediately.

         The undersigned Chairman of the Board of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.



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         IN WITNESS WHEREOF, Alliance Mortgage Strategy Trust,
Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman of the Board, John D. Carifa, and witnessed by its Assistant Secretary, Andrew L.
Gangolf, on the           of February, 1996.

                                  ALLIANCE MORTGAGE STRATEGY
                                    TRUST, INC.


                                  By:  /s/ John D. Carifa
                                       _________________________
                                          John D. Carifa
                                       Chairman of the Board


WITNESS:


/s/ Andrew L. Gangolf
______________________________
Andrew L. Gangolf
Assistant Secretary






























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